UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2012

DARA BioSciences, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina		27615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 17, 2012, DARA BioSciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor in connection with a registered direct offering by the Company (the “Offering”) of 1,700 shares of the Company’s Series B convertible preferred stock (which are convertible into a total of 1,238,616 shares of common stock) and warrants to purchase 619,308 shares of the Company’s common stock, for gross proceeds of $1.7 million. The closing of the sale of these securities is expected to take place on or about January 20, 2012, subject to customary closing conditions.

Shares of Series B preferred stock have a liquidation preference equal to $1,000 per share and, subject to certain ownership limitations, are convertible at any time at the option of the holder into shares of the Company’s common stock at a conversion price of $1.3725 per share.

The warrants represent the right to acquire shares of common stock at an exercise price of $1.31 per share, which was above the closing price of the Company’s common shares on the NASDAQ Capital Market on January 13, 2012, and will expire on the fifth anniversary following the date of issuance.

A copy of the form of Purchase Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. A copy of the certificate of designation of preferences, rights and limitations of Series B convertible preferred stock is filed herewith as Exhibit 4.1 and is incorporated herein by reference. A copy of the form of Warrant is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

In connection with the Offering, on January 17, 2012, the Company entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) pursuant to which the Placement Agent agreed to act as the Company’s exclusive placement agent for the Offering.

The Placement Agent did not purchase or sell any securities, nor is it required to arrange the purchase or sale of any minimum number or dollar amount of securities. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of all of the securities being offered in the Offering. The Placement Agent will be paid a cash fee equal to seven percent of the purchase price of the securities sold in the Offering and will also receive an expense reimbursement payment equal to one percent of the purchase price of the securities sold in the Offering. A copy of the Placement Agent Agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

The net proceeds received by the Company from the Offering will be used to fund commercialization activities, for the ongoing development of its lead candidates and for working capital and general corporate purposes.

The foregoing summaries of the Offering, the securities to be issued in connection therewith, the Purchase Agreement, the Placement Agent Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are filed as exhibits to this Current Report on Form 8-K.

The securities in the Offering are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission on March 25, 2011 and declared effective on April 19, 2011 (File No. 333-173098) (the “Registration Statement”). In addition to the Purchase Agreement and the Placement Agent Agreement, Exhibits 5 and 23 are filed herewith in connection with the Registration Statement and are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

The exhibit required to be filed as a part of this Current Report on Form 8-K is listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.

Dated: January 18, 2012	By:	/s/ David J. Drutz, M.D.
	Name:	David J. Drutz, M.D.
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock

4.2	Form of Warrant

5	Opinion of K&L Gates LLP

10.1	Form of Securities Purchase Agreement dated January 17, 2012

10.2	Placement Agent Agreement, dated January 17, 2012 by and between DARA BioSciences, Inc. and Ladenburg Thalmann & Co. Inc.

23	Consent of K&L Gates LLP (included as part of Exhibit 5)